Exhibit 99.1

Contacts:	Phillip D. Kramer	A. Patrick Diamond
	Executive VP and CFO	Director, Strategic Planning
	713/646-4560—800/564-3036	713/646-4487—800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Record Financial Results for Second Quarter 2005—
Net Income Up 75%; Net Income Per Unit Up 37%;
EBITDA Up 56%

(Houston—July 28, 2005) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $62.3 million, or $0.74 per diluted limited partner unit, for the second quarter of 2005. These financial results represent an increase of 75% and 37%, respectively, over net income of $35.7 million, or $0.54 per diluted limited partner unit, for the second quarter of 2004. For the first six months of 2005, the Partnership reported net income of $95.1 million, or $1.26 per diluted limited partner unit, an increase of 50% and 29%, respectively, over net income of $63.6 million, or $0.98 per diluted limited partner unit, for the first six months of 2004.

As reported, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2005 were $96.0 million, an increase of 56% as compared with EBITDA of $61.6 million for the second quarter of 2004. EBITDA for the first six months of 2005 was $162.5 million, an increase of 45% as compared with EBITDA of $112.2 million for the first six months of 2004. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“In the second quarter, Plains All American delivered by a wide margin the strongest financial and operating performance in the history of the Partnership,” said Greg L. Armstrong, Chairman and CEO of the Partnership. “The primary drivers of the strong performance were solid pipeline volumes and continued favorable market conditions in our gathering, marketing, terminalling and storage segment, as well as the realization of additional operating and commercial synergies from assets and businesses that we have acquired in the last 18 months. These results highlight the proven ability of our asset base and business model to generate growing levels of sustainable cash flow while periodically capturing discrete profit opportunities derived from favorable crude oil market conditions.” Armstrong noted that based on its outlook for future performance, the Partnership is well positioned to generate sustainable cash flows that will support future distribution growth.

Reported results include the impact of various items that affect comparability between reporting periods. Adjusting for selected items impacting comparability, the Partnership’s second quarter 2005 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $82.1 million, $1.11 per diluted unit, and $115.8 million, respectively. Similarly, the Partnership’s second quarter 2004 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $41.6 million, $0.63 per diluted unit, and $67.6 million, respectively. On a comparable basis, second quarter 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 97%, 76% and 71%, respectively, over second quarter 2004.

The Partnership’s adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA for the first six months of 2005 were $131.3 million, $1.78 per diluted unit, and $198.7 million, respectively. Similarly, the Partnership’s adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA for the first six months of 2004 were $69.8 million, $1.08 per diluted unit, and $118.4 million, respectively. On a comparable basis, adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first six months of 2005 increased 88%, 65% and 68%, respectively, over the first six months of 2004.

The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(Dollars in millions, except per unit data)
Long-Term Incentive Plan (“LTIP”) charge	$(7.9)	—	$(10.2)	(4.2)
Cumulative effect of change in accounting principle	—	—	—	(3.1)
Gain/(Loss) on foreign currency revaluation	1.1	1.0	0.2	0.6
Pro forma additional GP distribution under EITF 03-06(1)	—	—	—	—
SFAS 133 noncash mark-to-market adjustment	(12.9)	(6.9)	(26.3)	0.6
Total	$(19.8)	$(6.0)	$(36.3)	$(6.2)
Per Basic Limited Partner Unit(1)	$(0.37)	$(0.09)	$(0.54)	$(0.10)
Per Diluted Limited Partner Unit(1)	$(0.37)	$(0.09)	$(0.52)	$(0.10)

(1)                 In the second quarter 2005, the Partnership’s net income exceeded the cash distribution paid during the quarter, which required the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-06”). This accounting literature dictates that earnings per unit must be calculated as if all of the Partnership’s earnings for the period were distributed. This theoretical calculation does not impact the Partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted net income to limited partners by $6.2 million and $0.6 million, and negatively impacted basic and diluted earnings per limited partner unit by $0.09 and $0.01 for the second quarter and first half of 2005, respectively.

The following table presents certain selected financial information by segment for the second quarter reporting periods:

		Gathering,
		Marketing,
		Terminalling
	Pipeline	& Storage
	Operations	Operations(4)
	(Dollars in millions)
Three Months Ended June 30, 2005
Revenues(1)	$260.5	$6,931.0
Purchases(1)	(167.8)	(6,834.7)
Field operating costs (excluding LTIP charge)	(37.7)	(29.1)
LTIP charge—operations	(0.3)	(0.7)
Segment general and administrative expenses (excluding LTIP charge)(2)	(9.2)	(9.9)
LTIP charge—general and administrative(2)	(4.1)	(2.9)
Segment profit	$41.4	$53.7
Noncash SFAS 133 impact(3)	$—	$(12.9)
Maintenance capital	$2.5	$1.5
Three Months Ended June 30, 2004
Revenues(1)	$222.8	$4,941.3
Purchases(1)	(132.9)	(4,891.3)
Field operating costs (excluding LTIP charge)	(31.9)	(27.2)
LTIP charge—operations	—	—
Segment general and administrative expenses (excluding LTIP charge)(2)	(10.3)	(9.3)
LTIP charge—general and administrative(2)	—	—
Segment profit	$47.7	$13.5
Noncash SFAS 133 impact(3)	$—	$(6.9)
Maintenance capital	$0.6	$0.7

(1)                 Include intersegment amounts.

(2)                 Segment general and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                 Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net loss related to these derivative instruments is principally offset by physical positions in future periods.

(4)                 Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

Excluding selected items impacting comparability in both periods, segment profit from pipeline operations in the second quarter of 2005 was $45.8 million versus $47.7 million for the second quarter of 2004 on average daily pipeline volumes of 1.8 million barrels per day versus 1.7 million barrels per day. Current period results reflect the adverse impact of a less favorable volume mix and increased environmental reserves. Additionally, second quarter pipeline segment profit was reduced by approximately $5.0 million due to voluntary market rate adjustments made by the Partnership to tariffs on certain pipelines formerly owned by Link Energy. As a result of these lower tariffs on barrels shipped by PAA in connection with its gathering and marketing activities, segment profit from gathering, marketing, terminalling and storage was increased by a comparable amount. Excluding selected items impacting comparability in both periods, segment profit from gathering, marketing, terminalling and storage operations was up approximately 255% over the corresponding period in 2004 as a result of lower tariffs, continued favorable market conditions in our gathering, marketing, terminalling and storage segment and commercial synergies from assets and businesses that we have acquired in the last 18 months.

The following table presents certain selected financial information by segment for the first six-month reporting periods:

		Gathering,
		Marketing,
		Terminalling
	Pipeline	& Storage
	Operations	Operations(4)
	(Dollars in millions)
Six Months Ended June 30, 2005
Revenues(1)	$507.7	$13,357.2
Purchases(1)	(319.5)	(13,204.1)
Field operating costs (excluding LTIP charge)	(71.7)	(58.6)
LTIP charge—operations	(0.4)	(0.9)
Segment general and administrative expenses (excluding LTIP charge)(2)	(19.4)	(20.0)
LTIP charge—general and administrative(2)	(5.2)	(3.6)
Segment profit	$91.5	$70.0
Noncash SFAS 133 impact(3)	$—	$(26.3)
Maintenance capital	$5.3	$2.7
Six Months Ended June 30, 2004
Revenues(1)	$412.1	$8,572.6
Purchases(1)	(269.6)	(8,464.2)
Field operating costs (excluding LTIP charge)	(51.2)	(45.7)
LTIP charge—operations	(0.1)	(0.4)
Segment general and administrative expenses (excluding LTIP charge)(2)	(16.3)	(18.7)
LTIP charge—general and administrative(2)	(1.7)	(2.0)
Segment profit	$73.2	$41.6
Noncash SFAS 133 impact(3)	$—	$0.5
Maintenance capital	$2.1	$1.0

(1)                 Include intersegment amounts.

(2)                 Segment general and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                 Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net loss related to these derivative instruments is principally offset by physical positions in future periods.

(4)                 Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

The Partnership’s basic weighted average units outstanding for the second quarter of 2005 totaled 67.9 million (69.3 million diluted) as compared to 61.6 million (61.6 million diluted) in last year’s second quarter. At June 30, 2005, the Partnership had approximately 67.9 million units outstanding, long-term debt of $953.2 million and a long-term debt-to-total capitalization ratio of approximately 49%.

On July 21, 2005, the Partnership declared a cash distribution of $0.65 per unit ($2.60 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be paid on August 12, 2005, to holders of record of such units at the close of business on August 2, 2005. The distribution represents an increase of approximately 12.6% over the August 2004 distribution and approximately 2.0% over the May 2005 distribution. This represents the 12th distribution increase for the Partnership in the last 18 quarters.

The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the third and fourth quarters and full year 2005. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to its evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call:

The Partnership will host a conference call to discuss the results and other forward-looking items on Thursday, July 28, 2005. Specific items to be addressed in this call include:

1.     A brief review of the Partnership’s second quarter performance;

2.     A status report on expansion and organic growth projects;

3.     A discussion of capitalization and liquidity;

4.     A review of financial and operating guidance for the third quarter and full year of 2005; and

5.     Comments regarding the Partnership’s outlook for the future.

The call will begin at 10:00 AM (Central). To participate in the call, please call 800-473-6123, or, for international callers, 973-582-2706 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations”, and then choose “Conference Calls”. Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions:

Call 877-519-4471 or international call 973-341-3080 and enter PIN # 6248081

The replay will be available beginning Thursday, July 28, 2005, at approximately 1:00 PM (Central) and continue until 11:59pm (Central) Monday, August 1, 2005.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward looking statements. These risks and uncertainties include, among other things: abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; the success of our risk management activities; the availability of, and ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by the Partnership or third party shippers; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate; successful third party drilling efforts in areas in which we operate pipelines or gather crude oil; demand for various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our transmission lines; the effects of competition; continued credit worthiness of, and performance by, our counterparties; the impact of crude oil price fluctuations; the impact of current and future laws, rulings and government regulations; shortages or cost increases in power supplies, materials and labor; weather interference with business operations or project construction; the currency exchange rate of the Canadian dollar; fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP); general economic, market or business conditions; and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas (“LPG”) discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products, in the United States and Canada. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

# # #

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousands, except per unit data) (continued)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
REVENUES	$7,160,707	$5,131,735	$13,799,203	$8,936,379
COSTS AND EXPENSES
Crude oil and LPG purchases and related costs	6,971,690	4,991,867	13,457,850	8,685,372
Field operating costs (excluding LTIP charge)	66,846	59,035	130,322	96,851
LTIP charge—operations	975	—	1,319	567
General and administrative expenses (excluding LTIP charge)	19,198	19,603	39,414	35,081
LTIP charge—general & administrative	6,951	—	8,846	3,661
Depreciation and amortization	19,448	15,998	38,566	29,118
Total costs and expenses	7,085,108	5,086,503	13,676,317	8,850,650
Gain on sale of assets	445	84	445	84
OPERATING INCOME	76,044	45,316	123,331	85,813
OTHER INCOME/(EXPENSE)
Interest expense	(14,253)	(9,967)	(28,811)	(19,499)
Interest and other income (expense), net	491	328	570	369
Income before cumulative effect of change in accounting principle	62,282	35,677	95,090	66,683
Cumulative effect of change in accounting principle	—	—	—	(3,130)
NET INCOME	$62,282	$35,677	$95,090	$63,553
NET INCOME—LIMITED PARTNERS	$57,602	$33,247	$86,867	$58,954
NET INCOME—GENERAL PARTNER	$4,680	$2,430	$8,223	$4,599
BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.76	$0.54	$1.27	$1.03
Cumulative effect of change in accounting principle	—	—	—	(0.05)
Basic net income per limited partner unit	$0.76	$0.54	$1.27	$0.98
DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.74	$0.54	$1.26	$1.03
Cumulative effect of change in accounting principle	—	—	—	(0.05)
Diluted net income per limited partner unit	$0.74	$0.54	$1.26	$0.98
BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	67,893	61,556	67,706	59,985
DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	69,274	61,556	68,719	59,985
OPERATING DATA (in thousands)(1)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	50	59	52	57
Basin	283	271	280	273
Capline	143	169	152	112
West Texas/New Mexico Area Systems(2)	410	374	406	291
Canada	248	259	258	250
Other	603	463	548	302
Pipeline margin activities	67	74	71	73
Total	1,804	1,669	1,767	1,358
Crude oil lease gathering	628	641	625	550
LPG sales	26	21	55	40

(1)                 Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)                 The aggregate of ten systems in the West Texas/New Mexico area.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousands, except per unit data) (continued)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2005	2004
ASSETS
Current assets	$2,029,515	$1,101,202
Property and equipment, net	1,794,051	1,727,622
Pipeline linefill in owned assets	165,957	168,352
Inventory in third party assets	61,351	59,279
Other long-term assets, net	83,664	103,956
Total Assets	$4,134,538	$3,160,411
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$2,151,042	$1,113,717
Long-term debt under credit facilities and other	6,421	151,753
Senior notes, net of unamortized discount	946,733	797,271
Other long-term liabilities and deferred credits	30,365	27,466
Total Liabilities	3,134,561	2,090,207
Partners’ capital	999,977	1,070,204
Total Liabilities and Partners’ Capital	$4,134,538	$3,160,411

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net income	$62,282	$35,677	$95,090	$63,553
Less:
General partner’s incentive distribution paid	(3,504)	(1,752)	(6,450)	(3,396)
Subtotal	58,778	33,925	88,640	60,157
General partner 2% ownership	(1,176)	(679)	(1,773)	(1,203)
Net income available to limited partners	57,602	33,247	86,867	58,954
Pro forma additional general partner’s incentive distribution(1)	(6,174)	—	(560)	—
Numerator for basic and diluted earnings per limited partner unit
Net Income available for limited partners under EITF 03-06	$51,428	$33,247	$86,307	$58,954
Denominator:
Denominator for basic earnings per limited partner unit—weighted average number of limited partner units	67,893	61,556	67,706	59,985
Effect of dilutive securities:
Weighted average 2005 LTIP units	1,381	—	1,013	—
Denominator for diluted earnings per limited partner unit—weighted average number of limited partner units	69,274	61,556	68,719	59,985
Basic net income per limited partner unit(1)	$0.76	$0.54	$1.27	$0.98
Diluted net income per limited partner unit(1)	$0.74	$0.54	$1.26	$0.98

(1)                 Reflects pro forma full distribution of earnings under Emerging Issues Task Force Issue No. 03-06 (“EITF 03-06”). The application of EITF 03-06 negatively impacted  basic and diluted earnings per limited partner unit by approximately $0.09 and $0.01 for the second quarter and first half of 2005, respectively.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousands, except per unit data) (continued)

FINANCIAL DATA RECONCILIATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Earnings before interest, taxes, depreciation and amortization ("EBITDA")
Net income reconciliation
EBITDA	$95,983	$61,642	$162,467	$112,170
Depreciation and amortization	(19,448)	(15,998)	(38,566)	(29,118)
Earnings before interest and taxes ("EBIT")	76,535	45,644	123,901	83,052
Interest expense	(14,253)	(9,967)	(28,811)	(19,499)
Net Income	$62,282	$35,677	$95,090	$63,553
Cash flow from operating activities reconciliation
EBITDA	$95,983	$61,642	$162,467	$112,170
Interest expense	(14,253)	(9,967)	(28,811)	(19,499)
Net change in assets and liabilities, net of acquisitions	(282,196)	(43,863)	(622,547)	47,496
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	—	—	3,130
Non-cash (gain)/loss on foreign currency revaluation	(1,462)	(983)	(918)	(573)
Net cash paid for terminated swaps	(865)	—	(865)	—
SFAS 133 noncash mark-to-market adjustment	12,921	6,943	26,327	(556)
LTIP charge	7,926	—	10,165	4,228
Non-cash amortization of terminated interest rate hedging instruments	403	357	790	714
Net cash provided by (used in) operating activities	(181,543)	14,129	(453,392)	147,110
Funds flow from operations (FFO)
Net Income	$62,282	$35,677	$95,090	$63,553
Depreciation and amortization	19,448	15,998	38,566	29,118
Non-cash amortization of terminated interest rate hedging instruments	403	357	790	714
FFO	82,133	52,032	134,446	93,385
Maintenance capital expenditures	(4,065	(1,350	(8,039	(3,100
FFO after maintenance capital expenditures	$78,068	$50,682	$126,407	$90,285

FINANCIAL MEASURES EXCLUDING SELECTED ITEMS IMPACTING COMPARABILITY

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Selected items impacting comparability
Long-Term Incentive Plan (“LTIP”) charge	$(7,926)	$—	$(10,165)	$(4,228)
Cumulative effect of change in accounting principle	—	—	—	(3,130)
Gain/(Loss) on foreign currency revaluation	1,058	983	238	573
SFAS 133 noncash mark-to-market adjustment	(12,921)	(6,943)	(26,327)	556
Pro forma additional GP distribution under EITF 03-06(1)	—	—	—	—
Selected items impacting comparability	(19,789)	(5,960)	(36,254)	(6,229)
GP 2% portion of selected items impacting comparability	396	119	725	125
LP 98% portion of selected items impacting comparability	$(19,393)	$(5,841)	$(35,529)	$(6,104)
Impact to basic net income per limited partner unit(1)	$(0.37)	$(0.09)	$(0.54)	$(0.10)
Impact to diluted net income per limited partner unit(1)	$(0.37)	$(0.09)	$(0.52)	$(0.10)

(1)                 The application of EITF 03-06 negatively impacted  basic and diluted earnings per limited partner unit by approximately $0.09 and $0.01 for the second quarter and first half of 2005, respectively.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousands, except per unit data) (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$62,282	$35,677	$95,090	$63,553
Selected items impacting comparability	19,789	5,960	36,254	6,229
Adjusted Net Income	$82,071	$41,637	$131,344	$69,782
Net Income available for limited partners under EITF 03-06	$51,428	$33,247	$86,307	$58,954
Limited partners 98% of selected items impacting comparability	19,393	5,841	35,529	6,104
Pro forma additional general partner distribution under EITF 03-06	6,174	—	560	—
Adjusted limited partners Net Income	$76,995	$39,088	$122,396	$65,058
Adjusted Basic Net Income per limited partner unit	$1.13	$0.63	$1.81	$1.08
Adjusted Diluted Net Income per limited partner unit	$1.11	$0.63	$1.78	$1.08
Basic weighted average units outstanding	67,893	61,556	67,706	59,985
Diluted weighted average units outstanding	69,274	61,556	68,719	59,985
EBITDA excluding selected items impacting comparability
EBITDA	$95,983	$61,642	$162,467	$112,170
Selected items impacting comparability	19,789	5,960	36,254	6,229
Adjusted EBITDA	$115,772	$67,602	$198,721	$118,399

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
	Pipeline	GMT&S	Pipeline	GMT&S
2005 Segment profit excluding selected items impacting comparability
Reported segment profit	$41,351	$53,701	$91,438	$70,017
Selected items impacting comparability of segment profit:
LTIP charge	4,402	3,524	5,701	4,464
(Gain)/Loss on foreign currency revaluation	—	(1,058)	—	(238)
SFAS 133 noncash mark-to-market adjustment	—	12,921	—	26,327
Segment profit excluding selected items impacting comparability	$45,753	$69,088	$97,139	$100,570

	Three Months Ended		Six Months Ended
	June 30, 2004		June 30, 2004
	Pipeline	GMT&S	Pipeline	GMT&S
2004 Segment profit excluding selected items impacting comparability
Reported segment profit	$47,765	$13,479	$73,266	$41,583
Selected items impacting comparability of segment profit:
LTIP charge	—	—	1,800	2,428
(Gain)/Loss on foreign currency revaluation	—	(983)	—	(573)
SFAS 133 noncash mark-to-market adjustment	—	6,943	—	(556)
Segment profit excluding selected items impacting comparability	$47,765	$19,439	$75,066	$42,882